EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-163648 and 333-163510) and Form S-8 (File Nos. 033-62788, 033-83406, 333-39413, 333-58542 and 333-122343) of Repros Therapeutics, Inc. of our report dated March 15, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 15, 2010

Exhibit 23.1